SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
          --------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     -------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------

The following is the text of a letter sent to ICN Pharmaceuticals, Inc. shareholders on or about May 1, 2001:

This is ICN.

[ICN research and product photos]

Special Message to Shareholders
April 30, 2001

[Logo of ICN Pharmaceuticals, Inc.]

"ICN MANAGEMENT AND BOARD OF DIRECTORS ARE COMMITTED TO THE RESTRUCTURING..."

Dear ICN Shareholder:

I don't have to tell you about the turbulence in the financial markets. What I do want to tell you is how this turbulence is affecting our ability to complete our restructuring plan with the initial stock offerings of ICN International and Ribapharm. A picture, as the old saying has it, is worth a thousand words. These charts clearly show the deterioration of both the biotechnology and emerging markets sectors over the last eight months.

[Nasdaq Biotech Index from September 25 to April 20, 2001]

Eight Month Change = -34%

[Morgan Stanley Emerging Growth Index from September 25 to April 20, 2001]

Eight Month Change = -43%

 Source: Bloomberg

The Ribapharm offering is expected to be one of the largest biotech public offerings ever. The ICN International offering will be a major block of equity for the European markets to absorb. Given the size and the target investor base of both offerings, strong participation from the institutional investor community will be key. Both companies are fundamentally very strong but until market sentiment for new issues improves, we will wait -as many others are - on the sidelines. We are in communication with our investment bankers on this issue and closely monitoring the markets.

We are working diligently to ensure that the offerings will be ready when the markets recover. A registration statement related to the Ribapharm offering is on file with the Securities and Exchange Commission but is not yet effective. And just last month, we filed draft offering circulars for ICN International with the Budapest and London stock exchanges.

Given the fundamental strength of our operating units, their potential attractiveness to investors and the growth markets they operate in, we are optimistic that we will be able to complete our offerings in the right market conditions.

While ICN management and the board of directors are committed to the restructuring, it would be irresponsible and contrary to our shareholders' best interests for us to sell stock in our attractive businesses at an inadequate valuation.

On another front, we filed our preliminary proxy with the Securities and Exchange Commission for the 2001 annual shareholders meeting. The meeting will be held on May 30, 2001. Shareholders of record on April 23, 2001 will be eligible to vote. I hope many of you will take the opportunity to attend. Our nominees for the board this year are distinguished leaders whose qualifications and backgrounds provide additional independent expertise to our existing board. They include:

     o Dr. Ray Irani, Chief Executive Officer, Occidental Petroleum. Dr. Irani brings to the ICN Board almost 30 years of experience in top managerial positions at Occidental. He serves as Honorary Chairman of the Board of Canadian Occidental Petroleum Ltd. and is a member of the Boards of Directors of Kaufman and Broad Home Corporation and Cedars Bank. Dr. Irani is a member of the Board of Trustees at the University of Southern California.

     o The Right Honorable Kim Campbell, former Primer Minister of Canada. Ms. Campbell is trained as a lawyer and political scientist specializing in international politics and Soviet government. Ms. Campbell's career spans academia, the practice of law, administration and elected official at all three levels of government. Ms. Campbell was Consul General of Canada in Los Angeles from 1996 to 2000. In that capacity, she was active in promoting trade development and investment especially in the areas of multimedia, information technology, biotechnology and the entertainment industry.

     o    Charles  T.  Manatt,  partner  and a  founder  of the law firm of
          Manatt, Phelps, Phillips and former U. S. Ambassador to the Dominican Republic. Mr. Manatt served as Chairman of the Democratic National Committee from 1981 to 1985. Mr. Manatt is being nominated to return to the ICN Board on which he previously served for seven years. His level of knowledge about ICN and its industry is a valuable asset to the company, the management and other ICN board members.

You can be sure that we will keep you informed as market conditions change. In the meantime, we continue to manage ICN in the best interests of shareholders.

[Photo of Milan Panic]

Sincerely,

/s/ Milan Panic

Milan Panic
Chairman and Chief Executive Officer

"OUR NOMINEES FOR THE BOARD THIS YEAR ARE DISTINGUISHED LEADERS."

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2001 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission without charge at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available without charge to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3104.

ICN, its executive officers and directors named below may be deemed to be participants in the solicitation of proxies for ICN's 2001 annual meeting of stockholders. Information regarding these participants is contained in the Schedules 14A filed by ICN with the Securities and Exchange Commission on April 19, 2001.

Any securities of ICN International offered will not be and have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements.

When available, copies of the preliminary prospectus relating to the offering of shares of Class A Common Stock of Ribapharm Inc. may be obtained from the offices of UBS Warburg LLC, 299 Park Avenue, New York, New York 10171 (212) 821-4011.

A registration statement relating to the shares of Class A common stock of Ribapharm Inc. has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This is ICN Leadership:
Creating Value Through Performance

[GRAPHIC OMITTED - PHOTO OF TEST TUBES]
Value

[GRAPHIC OMITTED - PHOTO OF SCIENTIST]
Growth

[GRAPHIC OMITTED - PHOTO OF VIALS]
Innovation

Financial Growth

(1,3) Revenues (BAR GRAPH)

Compounded Growth 24%
6 Years of Record Revenues

1995           $273M
1996           $347M
1997           $527M
1998           $696M
1999           $747M
2000           $800M

(3) Dividends (BAR GRAPH)

Compounded Growth 9%

1995           $0.19
1996           $0.20
1997           $0.21
1998           $0.24
1999           $0.28
2000           $0.29

(1,3) Operating Income (BAR GRAPH)

Compounded Growth 31%

1995            $47M
1996            $43M
1997            $65M
1998       $121M (2)
1999           $199M
2000           $184M

1    Excludes Yugoslavia.

2 Excludes Eastern European charges, including losses incurred in Yugoslavia in the second quarter of 1998, losses incurred in the third quarter of 1998, related to the Russian economic crisis, and the write-off of ICN Yugoslavia.

3    Charts not to scale.

Proven Leadership

o RECORD PERFORMANCE: Record 2000 revenues of $800 million . . . Another record year

o ENHANCED R&D: Increased investment more than twofold for accelerated drug discovery

o INCREASING ROYALTY STREAM: 2000 Ribavirin royalties grew 42% to $155 million

o    NEW HEPATITIS C TREATMENT: EU approval of Rebetol(R)and
     Pegintron(TM)combination therapy for chronic hepatitis C

o RESTRUCTURING GOING FORWARD: Significant progress in restructuring to enhance shareholder value

o STRENGTHENED THE BOARD FURTHER WITH INDEPENDENT, EXPERIENCED AND DISTINGUISHED LEADERS:

     --   The Right Honorable Kim Campbell, former Prime Minister of Canada

     --   Dr. Ray Irani, Chief Executive Officer, Occidental Petroleum

     -- Proposed: Charles T. Manatt, partner in law firm Manatt, Phelps, Phillips; former U.S. Ambassador, Dominican Republic.


ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2001 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission without charge at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available without charge to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3104.

Any securities of ICN International offered will not be and have not been registered under U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements.

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2001 annual meeting of stockholders. Information regarding these participants is contained in the
Schedule 14A filed by ICN with the Securities and Exchange Commission on April 19, 2001.

ICN Pharmaceuticals, Inc.
3300 Hyland Avenue, Costa Mesa, CA  92626
TEL: 800-548-5100 x2403, WEB: icnpharm.com

[Logo of ICN Pharmaceuticals, Inc.]